UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2019

TARONIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

300 W. Clarendon Avenue, Suite 230

Phoenix, AZ 85013

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866-370-3835)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRNX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 13, 2019, Taronis Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with institutional investors (“Investors”) pursuant to which the Company agreed to issue and sell to each Investor, and each Investor severally, but not jointly, agreed to purchase from the Company an aggregate of 2,097,496 shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), 3,500 shares of Series G Convertible Preferred Stock (“Preferred Shares”), and 3,111,111 Common Stock Purchase Warrants (“Warrants”) (collectively, the “Transaction Securities”) for a total gross purchase price of $3,500,000 (the “Offering”). The Preferred Shares will have a fixed conversion price of $2.25 and will be convertible into an aggregate of 1,555,556 shares of Common Stock. The Warrants will be exercisable at a price of $1.91 per share for an aggregate of 3,111,111 shares of Common Stock, representing two hundred percent (200%) of the total number of shares of common stock issuable upon conversion of the Preferred Shares. The closing of the Offering is contemplated to occur on November 15, 2019. As a condition to entering into the SPA, the Investors agreed with the Company that commencing on the Closing Date and until the thirtieth (30th) calendar day following the Closing Date, they will not, make any long or short sales, directly or indirectly, of any of the Transaction Securities.

The above description of the SPA does not purport to be complete and is qualified in its entirety by the full text of such SPA, which is incorporated herein and attached hereto as Exhibit 10.1.

Series G Convertible Preferred Stock

The Company shall designate a new class of preferred stock as “Series G Convertible Preferred Stock” in the aggregate amount of 3,500 shares with each Preferred Share having a stated value of $1,000. At the Closing of the Offering, the Company will issue 3,500 Preferred Shares. The Preferred Shares will mature one year from issuance and include an optional redemption right, which means that any time or times after the six (6) month anniversary of the issuance date of the Preferred Shares, the holders have the right to require that the Company redeem all or any portion of the conversion amount of such Holder’s Series G Preferred Shares then outstanding, upon proper notice, in cash. The Company also has the right to redeem all, but not less than all, of the Series G Convertible Preferred Stock, in cash, at any time.

The holders of the Preferred Shares will have the right to vote with holders of common stock at stockholder meetings, or by written consent, as if the Preferred Shares were converted at an assumed conversion price of $2.25.

The holders of Preferred Shares shall be entitled to receive dividends, when and as declared by the Board, from time to time, in its sole discretion. From and after the occurrence of a Triggering Event (as defined in the certificate of designation for the Preferred Shares) until such time as all Triggering Events then outstanding are cured, the holders shall be entitled to receive Dividends at a rate of eighteen percent (18.0%) per annum, which dividends shall be computed on the basis of a 360-day year and twelve 30-day months and shall compound each calendar month.

Upon the occurrence of a Triggering Event, the holder may require the Company to redeem all or any of the Preferred Shares in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 118% of the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date such Holder delivers the Triggering Event Redemption Notice, by (II) the lowest Conversion Price in effect during such period.

The above description of the “Series G Convertible Preferred Stock” does not purport to be complete and is qualified in its entirety by the full text of such Series G Convertible Preferred Stock, which is incorporated herein and attached hereto as Exhibit 4.1.

Warrants

Additionally, pursuant to the terms of the SPA, the Company granted the Investors Warrants to purchase up to 3,111,111 shares of Common Stock, representing two hundred percent (200%) of the total number of shares of common stock issuable upon conversion of the Preferred Shares. The Warrants will be exercisable beginning on the Initial Exercisability Date, in whole or in part, which at any time or times on or after the six (6) month anniversary of the Issuance Date, at an exercise price of $1.91 per share (the “Exercise Price”). The Warrants will be exercisable for 60 months following the Initial Exercisability Date.

If on or after the Initial Exercisability Date, in event there is no effective registration statement registering, or no current prospectus is available for the resale of, the Warrant Shares, the Investors may exercise the Warrants by means of a “cashless exercise”. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company; provided, however, that any increase of the Beneficial Ownership Limitation will only take effect upon 61 days’ prior notice to the Company, but not to any percentage in excess of 9.99%.

The Exercise Price and number of Warrant Shares issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends, forward or reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

Total gross proceeds to the Company, assuming full exercise of the Warrants will be approximately $5,942,222.

The above description of the Warrants does not purport to be complete and is qualified in its entirety by the full text of the “form of” Warrant which is attached hereto as Exhibit 10.2, and incorporated herein by reference.

Placement Agency Agreement

In conjunction with the SPA, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with The Special Equities Group, a division of Bradley Woods & Co. Ltd. (“Placement Agent”). Under the terms of the Placement Agency Agreement, the Placement Agent will act as the lead placement agent for the Offering. The Company has agreed to pay the Placement Agent a cash fee payable upon the closing of the Offering (the “Closing”) equal to five percent (5%) of the proceeds received by the Company from the Offering (the “Placement Fee”)(excluding the exercise of the Warrants), and, subject to certain conditions, to reimburse all travel and other out-of-pocket expenses of the Placement Agent in connection with the Offering.

The Placement Agency Agreement contains customary representations, warranties and agreements by us and customary conditions to closing.

The above description of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by the full text of the Placement Agency Agreement which is attached hereto as Exhibit 10.3, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the SPA, prior to the Closing Date of the transaction described in Item 1.01 of this Current Report on Form 8-K, the Company shall file a Certificate of Designation of Series G Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State for the State of Delaware. The Certificate of Designation shall designate a new class of preferred stock as “Series G Convertible Preferred Stock” in the aggregate amount of 3,500 shares. The Series G Convertible Preferred Stock will have a stated value of $1,000 per share of Series G Convertible Preferred Stock and an initial conversion price equal to $2.25. The Series G Convertible Preferred Stock is not convertible for thirty days following issuance. The summary of the rights, powers, and preferences of the Series G Convertible Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

A copy of the Certificate of Designation is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Certificate of Designation for Series G Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement dated November 13, 2019
10.2	Form of Warrant
10.3	Placement Agency Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2019

TARONIS TECHNOLOGIES, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer